Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

January 19, 2017

People’s United Financial Reports Fourth Quarter Net Income of $75.9 Million, or $0.24 Per Common Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $75.9 million, or $0.24 per common share, for the fourth quarter of 2016, compared to $70.8 million, or $0.23 per common share, for the fourth quarter of 2015, and $73.7 million, or $0.24 per common share, for the third quarter of 2016.

Included in this quarter’s results were merger-related and acquisition integration costs of $1.6 million ($1.0 million after-tax), or less than $0.01 per common share, compared to $3.1 million ($2.1 million after-tax), or $0.01 per common share, for the third quarter of 2016. Fourth quarter 2015 results included a gain of $9.2 million ($6.1 million after-tax), or $0.02 per common share, resulting from the sale of the Company’s payroll services business.

For the year ended December 31, 2016, net income totaled $281.0 million, or $0.92 per common share, compared to $260.1 million, or $0.86 per common share, for 2015.

The Company’s Board of Directors declared a $0.17 per share quarterly dividend, payable February 15, 2017 to shareholders of record on February 1, 2017. Based on the closing stock price on January 18, 2017, the dividend yield on People’s United Financial common stock is 3.5 percent.

“We are pleased with the Company’s financial and operating performance this year,” commented Jack Barnes, President and Chief Executive Officer. “Full year net income of $281 million is the highest in the Company’s history and return on average tangible common equity was 10.2 percent. Our straightforward, solutions-oriented approach to banking enabled us to further expand client relationships and forge new ones as demonstrated by another year of growth in loans, deposits and wealth management assets. We continued to improve operating leverage during the year through revenue growth as well as proactive expense management which has limited the increase in expenses to an average annual rate of less than one percent over the last five years.”

Barnes continued, “We strengthened fee income generating capabilities over the course of the year through infrastructure investments and acquisitions, most notably the addition of Gerstein Fisher which closed in early November. We also continued to strategically add talent across the organization to further drive revenue growth. Earlier in the year, we announced the acquisition of Suffolk Bancorp which upon closing will deepen our presence in the New York metro area.”

People’s United Financial, Inc. Reports 4Q Earnings

Barnes concluded, “We continually strive to balance and utilize six levers to create shareholder value: enhancing client-focused capabilities, growing the balance sheet, maintaining excellent asset quality, diversifying revenues, controlling costs and deploying capital efficiently. As such, we enter 2017 well-positioned across our diverse portfolio of businesses and attractive Northeast footprint to further deliver exceptional service to clients and profitable growth to shareholders.”

“Our fourth quarter performance provided a strong finish to the year as evidenced by record quarterly net income of $75.9 million and a return on average tangible common equity of 10.7 percent,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Net income increased seven percent from the prior year quarter due to higher net interest income and continued expense control. As a result, the efficiency ratio was 59.3 percent, an improvement of 170 basis points from a year ago.”

Rosato concluded, “Loans grew five percent on an annualized basis, marking the 25th consecutive quarter of growth. The increase was driven by strong results in commercial real estate and residential mortgage, partially offset by lower mortgage warehouse lending balances. We maintained excellent asset quality across each portfolio, reflected by net charge-offs as a percentage of average loans of only six basis points for the quarter. Deposit growth was three percent annualized, while the overall cost of deposits remained consistent with the third quarter. Furthermore, we issued $250 million of preferred stock which enhanced our already strong capital position.”

At December 31, 2016, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.9 percent and 12.5 percent, respectively, and the tangible common equity ratio stood at 7.2 percent. For People’s United Bank, N.A., common equity tier 1 capital and total risk-based capital ratios were 11.3 percent and 13.4 percent, respectively, at December 31, 2016.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.06 percent in the fourth quarter of 2016, a slight increase from 0.04 percent in the third quarter of 2016, but lower than 0.09 percent in the fourth quarter of 2015. For the originated loan portfolio, non-performing loans equaled 0.51 percent of loans at December 31, 2016, a decrease from 0.54 percent at September 30, 2016 and 0.58 percent at December 31, 2015.

Return on average assets of 0.75 percent for the fourth quarter of 2016 was an increase from 0.73 percent in the third quarter of 2016 and unchanged from the fourth quarter of 2015. Return on average tangible common equity of 10.7 percent in the fourth quarter of 2016 was unchanged from both the third quarter of 2016 and fourth quarter of 2015.

People’s United Financial, Inc., a diversified financial services company with $41 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

People’s United Financial, Inc. Reports 4Q Earnings

4Q 2016 Financial Highlights

Summary

•	Net income totaled $75.9 million, or $0.24 per common share.

•	Net income available to common shareholders totaled $74.1 million.

•	Operating earnings totaled $75.1 million, or $0.24 per common share (see page 16).

•	Net interest income totaled $246.8 million in 4Q16 compared to $245.3 million in 3Q16.

•	Net interest margin decreased two basis points from 3Q16 to 2.78% reflecting:

•	Higher yield on the securities portfolio (increase of two basis points).

•	New loan volume at rates lower than the existing portfolio (decrease of three basis points).

•	Higher rate on borrowings (decrease of one basis point).

•	Provision for loan losses totaled $7.7 million.

•	Net loan charge-offs totaled $4.7 million.

•	Net loan charge-off ratio of 0.06% in 4Q16.

•	Non-interest income was $84.2 million in 4Q16 compared to $90.8 million in 3Q16.

•	Investment management fees increased $2.6 million, primarily reflecting the benefit from the addition of Gerstein Fisher in early November.

•	Net gains on sales of residential mortgages increased $0.7 million.

•	Recorded a $6.3 million gain in 4Q16 (included in other non-interest income) from the sale of an ownership interest in a legacy privately-held investment.

•	Insurance revenue decreased $3.0 million, reflecting the seasonal nature of commercial insurance renewals.

•	Operating lease income decreased $1.7 million.

•	Bank service charges decreased $1.1 million.

•	Net security losses in 4Q16 totaled $6.0 million.

•	At December 31, 2016, assets under administration, which are not reported as assets of People’s United Financial, totaled $21.3 billion, of which $8.0 billion are under discretionary management, compared to $18.2 billion and $5.7 billion, respectively, at September 30, 2016.

•	Non-interest expense totaled $217.2 million in 4Q16 compared to $221.4 million in 3Q16.

•	Operating non-interest expense totaled $215.6 million in 4Q16 (see page 16).

•	Compensation and benefits expense, excluding $0.7 million of acquisition integration costs in 4Q16, decreased $2.8 million, primarily reflecting lower payroll and benefit-related costs in 4Q16.

•	Professional and outside services expense, excluding $0.9 million and $3.1 million of merger-related expenses in 4Q16 and 3Q16, respectively, increased $0.8 million.

•	Regulatory assessments expense increased $0.5 million.

•	The efficiency ratio was 59.3% in 4Q16 compared to 59.9% in 3Q16 (see page 16).

•	The effective income tax rate was 28.5% for 4Q16 and 31.4% for the full-year of 2016, compared to 33.4% for the full-year of 2015 (32.8% for 4Q15).

•	The lower full-year rate reflects an increase in tax advantaged investments as well as the effects of certain tax planning strategies.

People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial loans totaled $21.4 billion at December 31, 2016, an increase of $214 million, or 4% annualized, from September 30, 2016.

•	The mortgage warehouse portfolio decreased $107 million from September 30, 2016.

•	Average commercial loans totaled $21.1 billion in 4Q16, a $57 million increase from 3Q16.

•	The average mortgage warehouse portfolio decreased $18 million in 4Q16.

•	Commercial deposits totaled $10.4 billion at December 31, 2016 compared to $10.3 billion at September 30, 2016.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.49% at December 31, 2016 compared to 0.53% at September 30, 2016.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $114.4 million at December 31, 2016 compared to $127.4 million at September 30, 2016.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.95% at December 31, 2016 compared to 0.94% at September 30, 2016.

•	The commercial originated allowance for loan losses represented 193% of originated non-performing commercial loans at December 31, 2016 compared to 178% at September 30, 2016.

Retail Banking

•	Residential mortgage loans totaled $6.2 billion at December 31, 2016, an increase of $189 million, or 13% annualized, from September 30, 2016.

•	Average residential mortgage loans totaled $6.1 billion in 4Q16, an increase of $201 million, or 14% annualized, from 3Q16.

•	Home equity loans totaled $2.1 billion at December 31, 2016, a $27 million decrease from September 30, 2016.

•	Average home equity loans totaled $2.1 billion in 4Q16, a $21 million decrease from 3Q16.

•	Retail deposits totaled $19.5 billion at December 31, 2016 compared to $19.4 billion at September 30, 2016.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.45% at December 31, 2016 compared to 0.48% at September 30, 2016.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.85% at December 31, 2016 compared to 0.80% at September 30, 2016.

People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 19, 2017, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Earnings Data:
Net interest income (fully taxable equivalent)	$255.2	$254.2	$247.7	$247.4	$245.3
Net interest income	246.8	245.3	240.0	240.1	238.8
Provision for loan losses	7.7	8.4	10.0	10.5	9.7
Non-interest income (1)	84.2	90.8	85.4	82.3	93.3
Non-interest expense (2)	217.2	221.4	212.9	217.3	217.0
Income before income tax expense	106.1	106.3	102.5	94.6	105.4
Net income	75.9	73.7	68.5	62.9	70.8
Net income available to common shareholders (2)	74.1	73.7	68.5	62.9	70.8

Selected Statistical Data:
Net interest margin (3)	2.78%	2.80%	2.79%	2.83%	2.87%
Return on average assets (2), (3)	0.75	0.73	0.70	0.65	0.75
Return on average common equity (3)	6.1	6.1	5.7	5.3	6.0
Return on average tangible common equity (2), (3)	10.7	10.7	10.1	9.4	10.7
Efficiency ratio (2)	59.3	59.9	60.4	62.7	61.0

Common Share Data:
Basic and diluted earnings per common share (2)	$0.24	$0.24	$0.23	$0.21	$0.23
Dividends paid per share	0.17	0.17	0.17	0.1675	0.1675
Dividend payout ratio (2)	69.8%	70.1%	75.4%	80.6%	71.5%
Book value per share (end of period)	$15.85	$15.99	$15.91	$15.80	$15.62
Tangible book value per share (end of period) (2)	8.92	9.18	9.07	8.94	8.73
Stock price:
High	20.13	16.40	16.68	16.27	16.93
Low	15.28	14.22	13.80	13.62	15.00
Close (end of period)	19.36	15.82	14.66	15.93	16.15
Common shares (end of period) (in millions)	308.97	304.02	303.55	303.27	302.86
Weighted average diluted common shares (in millions)	306.23	303.24	302.48	301.86	301.38

(1)	Three months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended December 31,
(dollars in millions, except per share data)	2016	2015
Earnings Data:
Net interest income (fully taxable equivalent)	$1,004.5	$957.3
Net interest income	972.2	932.1
Provision for loan losses	36.6	33.4
Non-interest income (1)	342.7	352.4
Non-interest expense (2)	868.8	860.6
Income before income tax expense	409.5	390.5
Net income	281.0	260.1
Net income available to common shareholders (2)	279.2	260.1

Selected Statistical Data:
Net interest margin	2.80%	2.88%
Return on average assets (2)	0.71	0.71
Return on average common equity	5.8	5.5
Return on average tangible common equity (2)	10.2	10.0
Efficiency ratio (2)	60.5	61.5

Common Share Data:
Basic and diluted earnings per common share (2)	$0.92	$0.86
Dividends paid per share	0.6775	0.6675
Dividend payout ratio (2)	73.7%	77.3%
Book value per share (end of period)	$15.85	$15.62
Tangible book value per share (end of period) (2)	8.92	8.73
Stock price:
High	20.13	16.95
Low	13.62	13.97
Close (end of period)	19.36	16.15
Common shares (end of period) (in millions)	308.97	302.86
Weighted average diluted common shares (in millions)	303.99	300.41

(1)	Twelve months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Financial Condition Data:
Total assets	$40,610	$40,692	$40,150	$39,264	$38,947
Loans	29,745	29,368	29,038	28,511	28,411
Securities	6,738	7,046	6,785	6,732	6,449
Short-term investments	182	373	364	251	380
Allowance for loan losses	229	226	220	216	211
Goodwill and other acquisition-related intangible assets	2,142	2,070	2,076	2,079	2,088
Deposits	29,861	29,656	28,999	29,105	28,417
Borrowings	4,057	4,437	4,563	3,717	4,307
Notes and debentures	1,030	1,054	1,058	1,050	1,033
Stockholders’ equity	5,142	4,862	4,830	4,791	4,732
Total risk-weighted assets (1):
People’s United Financial, Inc.	30,508	30,451	30,267	29,832	29,646
People’s United Bank, N.A.	30,440	30,415	30,232	29,826	29,621
Non-performing assets (2)	167	180	182	189	182
Net loan charge-offs	4.7	2.5	5.1	6.0	6.2

Average Balances:
Loans	$29,346	$29,107	$28,558	$28,159	$27,853
Securities (3)	7,074	6,873	6,699	6,498	6,133
Short-term investments	308	361	298	348	247
Total earning assets	36,728	36,341	35,555	35,005	34,233
Total assets	40,623	40,304	39,422	38,773	37,955
Deposits	29,773	29,437	29,079	28,721	28,481
Borrowings	4,148	4,296	3,895	3,664	3,187
Notes and debentures	1,045	1,056	1,049	1,044	1,037
Total funding liabilities	34,966	34,789	34,023	33,429	32,705
Stockholders’ equity	5,039	4,841	4,795	4,761	4,736

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.04%	0.07%	0.09%	0.09%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.57	0.63	0.64	0.68	0.66
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.76	0.75	0.75	0.73
Originated non-performing loans (2)	150.6	142.0	135.3	123.3	127.3
Average stockholders’ equity to average total assets	12.4	12.0	12.2	12.3	12.5
Stockholders’ equity to total assets	12.7	11.9	12.0	12.2	12.2
Tangible common equity to tangible assets (4)	7.2	7.2	7.2	7.3	7.2
Total risk-based capital (1):
People’s United Financial, Inc.	12.5	11.5	11.5	11.5	11.7
People’s United Bank, N.A.	13.4	12.8	12.8	12.9	12.6

(1)	December 31, 2016 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Dec. 31, 2015
Assets
Cash and due from banks	$432.4	$347.5	$343.9	$334.8
Short-term investments	181.7	372.8	363.9	380.5

Total cash and cash equivalents	614.1	720.3	707.8	715.3

Securities:
Trading account securities, at fair value	6.8	6.8	6.8	6.7
Securities available for sale, at fair value	4,409.9	4,906.5	4,711.8	4,527.7
Securities held to maturity, at amortized cost	2,005.4	1,817.5	1,749.4	1,609.6
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	315.8	315.5	317.4	305.4

Total securities	6,737.9	7,046.3	6,785.4	6,449.4

Loans held for sale	39.3	46.5	61.4	34.5

Loans:
Commercial real estate	10,247.3	10,001.7	10,011.3	10,028.8
Commercial and industrial	8,125.1	8,201.2	8,066.1	7,748.7
Equipment financing (1)	3,032.5	2,987.6	3,005.9	2,973.3

Total Commercial Portfolio	21,404.9	21,190.5	21,083.3	20,750.8

Residential mortgage	6,216.7	6,028.0	5,789.0	5,457.0
Home equity and other consumer	2,123.3	2,149.3	2,166.0	2,203.1

Total Retail Portfolio	8,340.0	8,177.3	7,955.0	7,660.1

Total loans	29,744.9	29,367.8	29,038.3	28,410.9
Less allowance for loan losses	(229.3)	(226.3)	(220.4)	(211.0)

Total loans, net	29,515.6	29,141.5	28,817.9	28,199.9

Goodwill and other acquisition-related intangible assets	2,142.0	2,070.3	2,076.1	2,087.8
Bank-owned life insurance	349.1	347.8	346.8	346.5
Premises and equipment	244.5	245.1	249.5	257.8
Other assets	967.3	1,074.3	1,105.1	855.5

Total assets	$40,609.8	$40,692.1	$40,150.0	$38,946.7

Liabilities
Deposits:
Non-interest-bearing	$6,660.8	$6,521.8	$6,226.8	$6,178.6
Savings	4,397.7	4,391.4	4,474.2	4,199.9
Interest-bearing checking and money market	14,260.1	14,055.5	13,566.0	13,220.8
Time	4,542.2	4,686.8	4,732.1	4,818.1

Total deposits	29,860.8	29,655.5	28,999.1	28,417.4

Borrowings:
Federal Home Loan Bank advances	3,061.1	3,261.8	3,562.4	3,463.8
Federal funds purchased and other borrowings	652.4	844.0	680.0	374.0
Customer repurchase agreements	343.3	330.7	320.8	469.5

Total borrowings	4,056.8	4,436.5	4,563.2	4,307.3

Notes and debentures	1,030.1	1,053.9	1,058.2	1,033.1
Other liabilities	520.2	683.9	699.8	457.3

Total liabilities	35,467.9	35,829.8	35,320.3	34,215.1

Stockholders’ Equity
Preferred stock	244.1	—	—	—
Common stock	4.0	4.0	3.9	3.9
Additional paid-in capital	5,446.1	5,359.8	5,350.4	5,337.7
Retained earnings	949.3	927.3	905.8	880.8
Accumulated other comprehensive loss	(195.0)	(120.4)	(120.3)	(177.2)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(144.6)	(146.4)	(148.1)	(151.8)
Treasury stock, at cost	(1,162.0)	(1,162.0)	(1,162.0)	(1,161.8)

Total stockholders’ equity	5,141.9	4,862.3	4,829.7	4,731.6

Total liabilities and stockholders’ equity	$40,609.8	$40,692.1	$40,150.0	$38,946.7

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Interest and dividend income:
Commercial real estate	$86.8	$85.7	$85.3	$86.8	$86.1
Commercial and industrial	65.0	66.9	62.8	60.3	59.6
Equipment financing (1)	31.8	32.8	33.0	33.3	33.1
Residential mortgage	47.0	45.7	43.8	43.9	43.0
Consumer	18.1	18.4	18.4	18.6	18.1

Total interest on loans	248.7	249.5	243.3	242.9	239.9
Securities	36.9	34.2	34.7	34.5	33.8
Loans held for sale	0.3	0.4	0.2	0.2	0.3
Short-term investments	0.4	0.4	0.3	0.4	0.2

Total interest and dividend income	286.3	284.5	278.5	278.0	274.2

Interest expense:
Deposits	25.1	25.2	25.4	25.2	24.6
Borrowings	6.4	6.1	5.3	5.0	3.3
Notes and debentures	8.0	7.9	7.8	7.7	7.5

Total interest expense	39.5	39.2	38.5	37.9	35.4

Net interest income	246.8	245.3	240.0	240.1	238.8
Provision for loan losses	7.7	8.4	10.0	10.5	9.7

Net interest income after provision for loan losses	239.1	236.9	230.0	229.6	229.1

Non-interest income:
Bank service charges	24.2	25.3	24.7	23.8	25.0
Investment management fees	14.2	11.6	11.4	11.1	10.8
Operating lease income	9.5	11.2	10.1	10.4	10.5
Commercial banking lending fees	7.2	7.1	9.2	8.1	9.2
Insurance revenue	6.8	9.8	7.0	9.3	7.5
Cash management fees	6.2	6.5	6.3	6.0	6.1
Customer interest rate swap income, net	3.8	3.7	3.6	3.3	3.6
Brokerage commissions	2.8	3.2	3.2	3.0	3.1
Net gains on sales of residential mortgage loans	2.6	1.9	0.9	0.9	1.3
Bank-owned life insurance	1.5	1.2	2.0	1.0	1.0
Net security (losses) gains	(6.0)	—	—	0.1	—
Gain on sale of business, net of expenses	—	—	—	—	9.2
Other non-interest income	11.4	9.3	7.0	5.3	6.0

Total non-interest income (2)	84.2	90.8	85.4	82.3	93.3

Non-interest expense:
Compensation and benefits	114.0	116.1	111.4	114.1	112.0
Occupancy and equipment	37.8	37.7	37.4	37.5	37.0
Professional and outside services	16.3	17.7	16.4	17.4	17.9
Regulatory assessments	10.4	9.9	9.2	8.0	7.1
Operating lease expense	8.3	9.7	9.1	9.2	9.4
Amortization of other acquisition-related intangible assets	6.2	5.8	5.8	5.8	6.1
Other non-interest expense	24.2	24.5	23.6	25.3	27.5

Total non-interest expense (2)	217.2	221.4	212.9	217.3	217.0

Income before income tax expense	106.1	106.3	102.5	94.6	105.4
Income tax expense	30.2	32.6	34.0	31.7	34.6

Net income	75.9	73.7	68.5	62.9	70.8
Preferred stock dividend	1.8	—	—	—	—

Net income available to common shareholders	$74.1	$73.7	$68.5	$62.9	$70.8

Basic and diluted earnings per common share	$0.24	$0.24	$0.23	$0.21	$0.23

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest income includes $9.2 million of non-operating income for the three months ended December 31, 2015. Total non-interest expense includes $1.6 million, $3.1 million and $3.8 million of non-operating expenses for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per share data)	2016	2015
Interest and dividend income:
Commercial real estate	$344.6	$343.5
Commercial and industrial	255.0	234.8
Equipment financing (1)	130.9	129.6
Residential mortgage	180.4	165.4
Consumer	73.5	72.3

Total interest on loans	984.4	945.6
Securities	140.3	121.5
Loans held for sale	1.1	1.3
Short-term investments	1.5	0.5

Total interest and dividend income	1,127.3	1,068.9

Interest expense:
Deposits	100.9	95.5
Borrowings	22.8	11.5
Notes and debentures	31.4	29.8

Total interest expense	155.1	136.8

Net interest income	972.2	932.1
Provision for loan losses	36.6	33.4

Net interest income after provision for loan losses	935.6	898.7

Non-interest income:
Bank service charges	98.0	100.7
Investment management fees	48.3	43.7
Operating lease income	41.2	42.3
Insurance revenue	32.9	30.7
Commercial banking lending fees	31.6	42.6
Cash management fees	25.0	24.5
Customer interest rate swap income, net	14.4	14.5
Brokerage commissions	12.2	12.6
Net gains on sales of residential mortgage loans	6.3	5.5
Bank-owned life insurance	5.7	4.6
Net security losses	(5.9)	—
Gain on sale of business, net of expenses	—	9.2
Net gains on sales of acquired loans	—	1.7
Other non-interest income	33.0	19.8

Total non-interest income (2)	342.7	352.4

Non-interest expense:
Compensation and benefits	455.6	449.5
Occupancy and equipment	150.4	149.5
Professional and outside services	67.8	68.0
Regulatory assessments	37.5	35.1
Operating lease expense	36.3	37.1
Amortization of other acquisition-related intangible assets	23.6	23.9
Other non-interest expense	97.6	97.5

Total non-interest expense (2)	868.8	860.6

Income before income tax expense	409.5	390.5
Income tax expense	128.5	130.4

Net income	281.0	260.1
Preferred stock dividend	1.8	—

Net income available to common shareholders	$279.2	$260.1

Basic and diluted earnings per common share	$0.92	$0.86

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest income includes $9.2 million of non-operating income for the twelve months ended December 31, 2015. Total non-interest expense includes $4.7 million and $12.9 million of non-operating expenses for the twelve months ended December 31, 2016 and 2015, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2016			September 30, 2016			December 31, 2015
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$307.9	$0.4	0.44%	$361.0	$0.4	0.47%	$247.1	$0.2	0.21%
Securities (2)	7,073.5	42.1	2.38	6,872.5	38.9	2.26	6,133.1	37.7	2.46
Loans:
Commercial real estate	10,079.4	86.8	3.44	9,978.8	85.7	3.44	9,911.1	86.1	3.48
Commercial and industrial	8,023.3	68.2	3.40	8,053.2	71.1	3.53	7,426.5	62.2	3.35
Equipment financing	2,971.4	31.8	4.29	2,984.7	32.8	4.39	2,874.3	33.1	4.61
Residential mortgage	6,136.2	47.3	3.09	5,935.3	46.1	3.11	5,440.6	43.3	3.17
Home equity and other consumer	2,135.9	18.1	3.39	2,155.4	18.4	3.41	2,200.7	18.1	3.31

Total loans	29,346.2	252.2	3.44	29,107.4	254.1	3.49	27,853.2	242.8	3.49

Total earning assets	36,727.6	$294.7	3.21%	36,340.9	$293.4	3.23%	34,233.4	$280.7	3.28%

Other assets	3,895.4			3,963.1			3,721.8

Total assets	$40,623.0			$40,304.0			$37,955.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,524.5	$—	—%	$6,325.3	$—	—%	$6,049.3	$—	—%
Savings, interest-bearing checking and money market	18,614.5	14.1	0.30	18,356.6	13.3	0.29	17,453.7	11.6	0.27
Time	4,634.4	11.0	0.95	4,755.1	11.9	1.00	4,977.6	13.0	1.05

Total deposits	29,773.4	25.1	0.34	29,437.0	25.2	0.34	28,480.6	24.6	0.35

Borrowings:
Federal Home Loan Bank advances	3,028.8	5.1	0.67	3,306.7	5.1	0.62	2,353.8	2.8	0.47
Federal funds purchased and other borrowings	790.3	1.1	0.54	674.1	0.9	0.51	398.5	0.3	0.23
Customer repurchase agreements	328.8	0.2	0.20	314.8	0.1	0.19	434.9	0.2	0.20

Total borrowings	4,147.9	6.4	0.61	4,295.6	6.1	0.57	3,187.2	3.3	0.40

Notes and debentures	1,045.0	8.0	3.08	1,056.4	7.9	2.97	1,037.6	7.5	2.90

Total funding liabilities	34,966.3	$39.5	0.45%	34,789.0	$39.2	0.45%	32,705.4	$35.4	0.43%

Other liabilities	617.4			674.5			513.8

Total liabilities	35,583.7			35,463.5			33,219.2
Stockholders’ equity	5,039.3			4,840.5			4,736.0

Total liabilities and stockholders’ equity	$40,623.0			$40,304.0			$37,955.2

Net interest income/spread (3)		$255.2	2.76%		$254.2	2.78%		$245.3	2.85%

Net interest margin			2.78%			2.80%			2.87%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $8.4 million, $8.9 million and $6.5 million for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2016			December 31, 2015
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$328.7	$1.5	0.45%	$247.8	$0.5	0.20%
Securities (1)	6,786.7	158.8	2.34	5,731.5	135.7	2.37
Loans:
Commercial real estate	10,013.3	344.6	3.44	9,643.9	343.5	3.56
Commercial and industrial	7,821.8	268.8	3.44	7,357.8	245.8	3.34
Equipment financing	2,972.3	130.9	4.40	2,831.7	129.6	4.58
Residential mortgage	5,824.1	181.5	3.12	5,222.4	166.7	3.19
Home equity and other consumer	2,163.8	73.5	3.40	2,193.1	72.3	3.30

Total loans	28,795.3	999.3	3.47	27,248.9	957.9	3.52

Total earning assets	35,910.7	$1,159.6	3.23%	33,228.2	$1,094.1	3.29%

Other assets	3,873.6			3,698.7

Total assets	$39,784.3			$36,926.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,236.1	$—	—%	$5,801.9	$—	—%
Savings, interest-bearing checking and money market	18,258.2	53.0	0.29	16,489.3	43.5	0.26
Time	4,760.4	47.9	1.01	5,241.4	52.0	0.99

Total deposits	29,254.7	100.9	0.34	27,532.6	95.5	0.35

Borrowings:
Federal Home Loan Bank advances	3,093.7	19.2	0.62	2,306.6	9.8	0.42
Federal funds purchased and other borrowings	570.9	2.9	0.50	464.2	0.9	0.19
Customer repurchase agreements	337.2	0.7	0.19	411.0	0.8	0.19

Total borrowings	4,001.8	22.8	0.57	3,181.8	11.5	0.34

Notes and debentures	1,048.5	31.4	3.00	1,033.4	29.8	2.88

Total funding liabilities	34,305.0	$155.1	0.45%	31,747.8	$136.8	0.43%

Other liabilities	619.9			481.8

Total liabilities	34,924.9			32,229.6
Stockholders’ equity	4,859.4			4,697.3

Total liabilities and stockholders’ equity	$39,784.3			$36,926.9

Net interest income/spread (2)		$1,004.5	2.78%		$957.3	2.86%

Net interest margin			2.80%			2.88%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $32.3 million and $25.2 million for the years ended December 31, 2016 and 2015, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Originated non-performing loans:
Commercial:
Commercial real estate	$22.3	$23.4	$35.4	$35.9	$30.2
Commercial and industrial	41.5	40.0	34.7	41.5	44.9
Equipment financing	39.4	46.0	40.0	41.1	27.5

Total	103.2	109.4	110.1	118.5	102.6

Retail:
Residential mortgage	27.4	28.2	29.9	31.1	37.2
Home equity	17.4	16.5	17.4	18.9	19.5
Other consumer	—	—	—	—	0.1

Total	44.8	44.7	47.3	50.0	56.8

Total originated non-performing loans (1)	148.0	154.1	157.4	168.5	159.4

REO:
Commercial	4.0	11.2	3.3	5.4	5.5
Residential	8.1	7.9	9.7	8.2	7.1

Total REO	12.1	19.1	13.0	13.6	12.6

Repossessed assets	7.2	6.9	11.6	7.3	9.5

Total non-performing assets	$167.3	$180.1	$182.0	$189.4	$181.5

Acquired non-performing loans (contractual amount) (2)	$24.7	$24.6	$25.5	$27.4	$30.0

Originated non-performing loans as a percentage of originated loans	0.51%	0.54%	0.56%	0.61%	0.58%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.57	0.63	0.64	0.68	0.66
Tangible stockholders’ equity and originated allowance for loan losses	5.19	5.98	6.14	6.49	6.38

(1)	Reported net of government guarantees totaling $13.1 million at December 31, 2016, $13.0 million at September 30, 2016, $15.8 million at June 30, 2016, $16.2 million at March 31, 2016 and $16.9 million at December 31, 2015.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Allowance for loan losses on originated loans:
Balance at beginning of period	$219.0	$213.0	$207.6	$202.9	$198.1
Charge-offs	(4.7)	(3.8)	(6.1)	(7.4)	(7.8)
Recoveries	1.0	1.4	1.0	1.7	1.6

Net loan charge-offs	(3.7)	(2.4)	(5.1)	(5.7)	(6.2)
Provision for loan losses	7.7	8.4	10.5	10.4	11.0

Balance at end of period	223.0	219.0	213.0	207.6	202.9

Allowance for loan losses on acquired loans:
Balance at beginning of period	7.3	7.4	7.9	8.1	9.4
Charge-offs	(1.0)	(0.1)	—	(0.3)	—
Provision for loan losses	—	—	(0.5)	0.1	(1.3)

Balance at end of period	6.3	7.3	7.4	7.9	8.1

Total allowance for loan losses	$229.3	$226.3	$220.4	$215.5	$211.0

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.95%	0.94%	0.92%	0.92%	0.90%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.30	0.30	0.30	0.28
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.76	0.75	0.75	0.73
Originated non-performing loans	150.6	142.0	135.3	123.3	127.3

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Commercial:
Commercial real estate	$0.9	$0.2	$(0.1)	$0.7	$(0.1)
Commercial and industrial	1.1	0.4	1.1	2.2	3.5
Equipment financing	1.3	1.3	2.1	1.6	1.4

Total	3.3	1.9	3.1	4.5	4.8

Retail:
Residential mortgage	—	0.4	0.7	—	0.1
Home equity	1.3	0.1	1.2	1.4	1.1
Other consumer	0.1	0.1	0.1	0.1	0.2

Total	1.4	0.6	2.0	1.5	1.4

Total net loan charge-offs	$4.7	$2.5	$5.1	$6.0	$6.2

Net loan charge-offs to average total loans (annualized)	0.06%	0.04%	0.07%	0.09%	0.09%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective with the quarter ended March 31, 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per common share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) earnings per common share, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

EFFICIENCY RATIO AND OPERATING NON-INTEREST EXPENSE

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Total non-interest expense	$217.2	$221.4	$212.9	$217.3	$217.0	$868.8	$860.6

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(0.9)	(3.1)	—	—	—	(4.0)	—
Acquisition integration and other costs	(0.7)	—	—	—	—	(0.7)	—
Writedowns of banking house assets	—	—	—	—	(2.5)	—	(10.5)
Severance-related costs	—	—	—	—	(1.3)	—	(2.4)

Total	(1.6)	(3.1)	n/a	n/a	(3.8)	(4.7)	(12.9)

Operating non-interest expense	215.6	218.3	n/a	n/a	213.2	864.1	847.7

Operating lease expense	(8.3)	(9.7)	(9.1)	(9.2)	(9.4)	(36.3)	(37.1)
Amortization of other acquisition-related intangible assets	(6.2)	(5.8)	(5.8)	(5.8)	(6.1)	(23.6)	(23.9)
Other (1)	(0.6)	(1.8)	(1.8)	(1.5)	(2.2)	(5.7)	(7.8)

Total non-interest expense for efficiency ratio	$200.5	$201.0	$196.2	$200.8	$195.5	$798.5	$778.9

Net interest income (FTE basis)	$255.2	$254.2	$247.7	$247.4	$245.3	$1,004.5	$957.3
Total non-interest income	84.2	90.8	85.4	82.3	93.3	342.7	352.4

Total revenues	339.4	345.0	333.1	329.7	338.6	1,347.2	1,309.7
Adjustments:
Operating lease expense	(8.3)	(9.7)	(9.1)	(9.2)	(9.4)	(36.3)	(37.1)
BOLI FTE adjustment	0.7	0.6	1.0	0.5	0.5	2.8	2.4
Net security losses (gains)	6.0	—	—	(0.1)	—	5.9	—
Gain on sale of business, net of expenses	—	—	—	—	(9.2)	—	(9.2)
Other (2)	0.2	(0.3)	—	(0.7)	—	(0.8)	(0.1)

Total revenues for efficiency ratio	$338.0	$335.6	$325.0	$320.2	$320.5	$1,318.8	$1,265.7

Efficiency ratio	59.3%	59.9%	60.4%	62.7%	61.0%	60.5%	61.5%

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.
(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Net income available to common shareholders	$74.1	$73.7	$68.5	$62.9	$70.8	$279.2	$260.1

Adjustments to arrive at operating earnings:
Merger-related expenses	0.9	3.1	—	—	—	4.0	—
Acquisition integration and other costs	0.7	—	—	—	—	0.7	—
Writedowns of banking house assets	—	—	—	—	2.5	—	10.5
Severance-related costs	—	—	—	—	1.3	—	2.4
Gain on sale of business, net of expenses	—	—	—	—	(9.2)	—	(9.2)

Total pre-tax adjustments	1.6	3.1	n/a	n/a	(5.4)	4.7	3.7
Tax effect	(0.6)	(1.0)	n/a	n/a	1.8	(1.6)	(1.3)

Total adjustments, net of tax	1.0	2.1	n/a	n/a	(3.6)	3.1	2.4

Operating earnings	$75.1	$75.8	n/a	n/a	$67.2	$282.3	$262.5

Earnings per common share, as reported	$0.24	$0.24	$0.23	$0.21	$0.23	$0.92	$0.86

Adjustments to arrive at operating earnings per common share:
Merger-related expenses	—	0.01	—	—	—	0.01	—
Acquisition integration and other costs	—	—	—	—	—	—	—
Writedowns of banking house assets	—	—	—	—	0.01	—	0.03
Severance-related costs	—	—	—	—	—	—	—
Gain on sale of business, net of expenses	—	—	—	—	(0.02)	—	(0.02)

Total adjustments per share	—	0.01	n/a	n/a	(0.01)	0.01	0.01

Operating earnings per common share	$0.24	$0.25	n/a	n/a	$0.22	$0.93	$0.87

Average total assets	$40,623	$40,304	$39,422	$38,773	$37,955	$39,784	$36,894

Operating return on average assets (annualized)	0.74%	0.75%	n/a	n/a	0.71%	0.71%	0.71%

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY
	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Operating earnings	$75.1	$75.8	n/a	n/a	$67.2	$282.3	$262.5

Average stockholders’ equity	$5,039	$4,841	$4,795	$4,761	$4,736	$4,859	$4,697
Less: Average preferred stock	165	—	—	—	—	41	—

Average common equity	4,874	4,841	4,795	4,761	4,736	4,818	4,697
Less: Average goodwill and average other acquisition-related intangible assets	2,094	2,073	2,079	2,085	2,092	2,083	2,094

Average tangible common equity	$2,780	$2,768	$2,716	$2,676	$2,644	$2,735	$2,603

Operating return on average tangible common equity (annualized)	10.8%	11.0%	n/a	n/a	10.2%	10.3%	10.1%

OPERATING DIVIDEND PAYOUT RATIO
	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Dividends paid	$51.7	$51.7	$51.7	$50.6	$50.6	$205.7	$201.2

Operating earnings	$75.1	$75.8	n/a	n/a	$67.2	$282.3	$262.5

Operating dividend payout ratio	68.8%	68.2%	n/a	n/a	75.3%	72.9%	76.6%

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Total stockholders’ equity	$5,142	$4,862	$4,830	$4,791	$4,732
Less: Preferred stock	244	—	—	—	—

Common equity	4,898	4,862	4,830	4,791	4,732
Less: Goodwill and other acquisition-related intangible assets	2,142	2,070	2,076	2,079	2,088

Tangible common equity	$2,756	$2,792	$2,754	$2,712	$2,644

Total assets	$40,610	$40,692	$40,150	$39,264	$38,947
Less: Goodwill and other acquisition-related intangible assets	2,142	2,070	2,076	2,079	2,088

Tangible assets	$38,468	$38,622	$38,074	$37,185	$36,859

Tangible common equity ratio	7.2%	7.2%	7.2%	7.3%	7.2%

TANGIBLE BOOK VALUE PER SHARE
(in millions, except per share data)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
Tangible common equity	$2,756	$2,792	$2,754	$2,712	$2,644

Common shares issued	405.00	400.13	399.74	399.54	399.24
Less: Shares classified as treasury shares	89.06	89.05	89.05	89.04	89.06
Unallocated ESOP shares	6.97	7.06	7.14	7.23	7.32

Common shares	308.97	304.02	303.55	303.27	302.86

Tangible book value per share	$8.92	$9.18	$9.07	$8.94	$8.73